Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Statement on Schedule 13G (including additional amendments thereto). This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Executed as of this 8th day of March, 2024.
Elite Fun Entertainment Limited
By:	/s/ Xiaocao Ning
Name:	Xiaocao Ning
Title:	Director

China Jadesky Network Ltd.
By:	/s/ Xiaocao Ning
Name:	Xiaocao Ning
Title:	Director and Sole Shareholder

By:	/s/ Xiaocao Ning
Name:	Xiaocao Ning